Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3, File Nos. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829,
333-35897, 333-110335, 333-122880, and 333-124429 and Form S-8, File Nos.
33-73332, 333-09801, 333-56966 and 333-122878) of Nutrition 21, Inc. of our
report dated August 22, 2005, with respect to the consolidated financial statements and financial statement schedule of Nutrition 21, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2005.


/s/ J.H. COHN LLP

Roseland, New Jersey
September 22, 2005